Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of First Eagle Credit Opportunities Fund of our report dated November 18, 2020, relating to the financial statements and financial highlights of First Eagle Credit Opportunities Fund, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

November 18, 2020